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                                                                   Exhibit 3.1.3

                          ORIGINAL RESEARCH CORPORATION

                              ARTICLES OF AMENDMENT

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        ORIGINAL RESEARCH CORPORATION, a Maryland corporation, having its principal office at 14502 Greenview Drive, Third Floor, Laurel, Maryland 20708 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:       The Charter of the Corporation is hereby amended as
follows:

         (a) Article SECOND of the Charter is hereby amended to read as follows:

                     "The name of the Corporation is:

                         SKY ALLAND RESEARCH, INC."

         (b) Article NINTH of the Charter is amended by adding the following paragraph 7 thereto:

                     "(7) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under the provision with respect to any act or omission which occurred prior to such amendment or repeal."

         SECOND: The amendments do not increase the authorized stock of the Corporation.

         THIRD:   The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.


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         IN WITNESS WHEREOF, ORIGINAL RESEARCH CORPORATION has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 1, 1989.


WITNESS:

By:    Suzanne T. Brennan                           By:    J. Schuyler Alland
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Name:  Suzanne T. Brennan                           Name:  J. Schuyler Alland
Title: Secretary                                    Title: President


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         THE UNDERSIGNED, President of ORIGINAL RESEARCH CORPORATION, who
executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                         /s/ J. Schuyler Alland
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                                                             J. Schuyler Alland
                                                             President

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